Exhibit 23.2

[KOST FORER/E&Y LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of AudioCodes Ltd. pertaining to the AudioCodes Ltd. 2007 U.S. Employee Stock Purchase Plan, of our report dated March 28, 2007, with respect to the consolidated financial statements of AudioCodes Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

Tel-Aviv, Israel
July 19, 2007